UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 27, 2016

LANDS' END, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-09769	36-2512786

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Lands’ End Lane Dodgeville, Wisconsin	53595
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (608) 935-9341
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 28, 2016, Lands’ End, Inc. (the “Company”) announced the appointment of James Gooch, 48, as Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer of the Company. Mr. Gooch became an employee of the Company on January 27, 2016 (his “start date”) and will assume the role of Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer of the Company effective as of January 30, 2016.
On January 28, 2016, the Company announced Michael P. Rosera’s separation from service with the Company as the Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer of the Company. Mr. Rosera will remain as Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer of the Company through January 29, 2016.
Mr. Gooch brings significant executive leadership experience and experience advising companies on operational and financial management. Mr. Gooch is currently a member of the board of directors of Sears Hometown and Outlet Stores, Inc., and has served as the chair of the board’s audit and compensation committees. He most recently was employed in an executive officer capacity as the Co-Chief Executive Officer and Chief Administrative Officer of DeMoulas Supermarkets until December 2014. Prior to that, from January 2013 through March 2014, Mr. Gooch served as an independent consultant and advised, on a confidential basis, to a variety of retail and other companies on, among other matters, operational and financial management. Mr. Gooch previously served as the President and Chief Executive Officer, and prior to that Chief Financial Officer, of RadioShack Corporation from 2006 to 2012. During his tenure as CEO, he successfully negotiated and launched Verizon Wireless in all stores nationwide and expanded the business into international markets.
In connection with Mr. Gooch’s appointment as Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer of the Company, the Company has entered into an employment letter agreement and executive severance agreement with Mr. Gooch, in each case, dated as of January 27, 2016 (respectively, the “employment letter agreement” and “Gooch severance agreement”). The employment letter agreement provides Mr. Gooch with the following compensation: (1) an annual base salary equal to $625,000; (2) a target bonus opportunity under the Company’s annual incentive plan (“AIP”) equal to 75% of his annual base salary (which AIP bonus amount will, for fiscal year 2016, equal the greater of (x) the AIP bonus actually earned for such year and (y) subject to the achievement of threshold performance targets, $312,500); (3) a target long-term incentive award opportunity equal to at least 100% of his annual base salary; (4) a cash sign-on bonus of $350,000, payable in two installments of $175,000 each, with the first being paid on his start date and the second on January 27, 2017 (with each installment subject to repayment in full if, within the 12 months following receipt of such installment, Mr. Gooch is terminated for “cause” by the Company or resigns without “good reason,” each as defined in the Gooch severance agreement); (5) a sign-on grant of restricted stock units on Company common stock (“RSUs”), one portion of which will vest over time, and the other portion of which will vest subject to achievement of performance targets, as follows: (a) the time-vesting grant will have a grant date value equal to $350,000 and will vest as to 25% of RSUs on each of the second and third anniversaries of the start date and 50% on the fourth anniversary of the start date and (b) the performance-vesting grant will have a grant date value equal to $415,000 and will vest upon the achievement of applicable performance targets over the fiscal years ending in calendar years 2017 and 2018, and in each case unvested RSUs will vest upon any separation from service other than by the Company for cause or by Mr. Gooch without good reason; and (6) for up to 12 months following Mr. Gooch’s start date, reimbursement for the costs of commuting between Mr. Gooch’s current primary state of residence and Lands’ End headquarters. Mr. Gooch’s primary workplace location will be Dodgeville, Wisconsin and Mr. Gooch will receive relocation benefits pursuant to the Company’s relocation policy, as Mr. Gooch has agreed that he will obtain permanent housing in the Dodgeville, Wisconsin area.
The Gooch severance agreement provides that, subject to his execution without revocation of a release of claims against the Company and its affiliates, if Mr. Gooch’s employment is terminated by the Company without cause or by Mr. Gooch for good reason, he will be entitled to: (1) continued payment of base salary for 12 months; (2) continued health insurance coverage for up to 12 months; and (3) 12 months of outplacement services and a lump sum payment equal to unused vacation pay. Mr. Gooch is not entitled to any “golden parachute” excise tax gross-up payments under any plan or agreement with the Company.
Mr. Gooch will also be subject to: (1) an employee non-solicitation covenant during his employment and for 18 months thereafter; (2) a non-competition covenant during his employment and for 12 months thereafter; and (3) non-disparagement and confidentiality covenants during his employment and for 24 months thereafter.
The foregoing summary of the employment letter agreement and Gooch severance agreement does not purport to be complete and is qualified in its entirety by reference to the employment letter agreement and Gooch severance agreement.
In connection with his departure from the Company, Mr. Rosera will receive the payments and benefits to which he is due under the executive severance agreement between the Company and Mr. Rosera, dated December 5, 2014 (the “Rosera severance agreement”) upon a termination of his employment by the Company without “cause” (as defined in the Rosera severance agreement), subject to the terms and conditions under that agreement. Following his departure from Company, Mr. Rosera will be subject to (x) an 18-month employee non-solicitation covenant, (y) a 12-month noncompetition covenant, and (z) 24-month non-disparagement and confidentiality covenants.
The foregoing summary is qualified in its entirety by reference to the Rosera severance agreement.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDS' END, INC.

Date: January 29, 2016	By:	/s/ Dorian R. Williams
Dorian R. Williams
Title: Senior Vice President, General Counsel and Corporate Secretary